                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Roanoke Electric Steel Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]      ROANOKE ELECTRIC STEEL CORPORATION

            P.O. BOX 13948

            ROANOKE, VIRGINIA 24038-3948


            December 26, 2001

            Dear Shareholder:

              The Annual Meeting of Shareholders of Roanoke Electric Steel
            Corporation will be held at 10:00 a.m. on Tuesday, February 19, 2002, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, Proxy and Proxy Statement detailing the matters which will be acted upon.

              Whether or not you plan to attend the meeting, please com-
            plete, date, sign and return the enclosed proxy as soon as possible in the enclosed postage-paid envelope. Should you de-cide to attend the meeting and vote in person, you may with-draw your proxy.

              We appreciate your continued interest and investment in Roa-
            noke Electric Steel Corporation.

                                          Sincerely,


                                          /s/ Donald G. Smith
                                          Donald G. Smith
                                          Chairman and CEO

              NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

     To The Shareholders of Roanoke Electric Steel Corporation:

       NOTICE is hereby given that the 2002 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation (the "Com-pany") will be held in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Vir-ginia, on Tuesday, February 19, 2002, at 10:00 a.m., local time, for the following purposes:

       1. To elect two Class C directors to serve until the Annual Meeting of Shareholders in 2005, and, in the case of each di-rector, until his successor is duly elected and qualifed; and

       2. To transact such other business as may properly come be-fore the Meeting, or any adjournments thereof.

       Only shareholders of record at the close of business on De-cember 11, 2001, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

       To assure that your shares are represented at the Annual Meeting, please complete, date, sign and mail promptly the en-closed proxy card in the return envelope provided. Your proxy is revocable at any time prior to its exercise, and if you are present at the meeting, you may withdraw your proxy and vote in person if you so desire.

                                    By Order of the Board of Directors

                                    /s/ Thomas J. Crawford
                                    Thomas J. Crawford
                                    Vice President Administration
                                    And Secretary

     December 26, 2001

[LOGO]               Roanoke Electric Steel Corporation

                     P.O. Box 13948

                     Roanoke, Virginia 24038-3948


                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF SHAREHOLDERS

  The solicitation of the enclosed 2002 proxy is made by and on behalf of the Board of Directors (the "Board") of Roanoke Electric Steel Corporation (the "Company") to be used at the 2002 Annual Meeting of Shareholders to be held on Tuesday, February 19, 2002, at 10:00 a.m., local time, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is December 26, 2001.

  The cost of the solicitation of proxies will be borne by the Company. Solic-itations will be made only by the use of the mails, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegram or personal calls. No additional compensation will be paid by the Company to such officers, direc-tors and regular employees for such solicitation assistance. It is contem-plated that brokerage houses and nominees will be requested to forward the proxy solicitation material to the beneficial owners of the stock held of rec-ord by such persons, and the Company will reimburse them for reasonable charges and expenses in this connection.

  All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the An-nual Meeting and voting in person, by submitting a signed proxy bearing a later date or by written notice of revocation of the proxy sent to the Corpo-rate Secretary of the Company, P.O. Box 13948, Roanoke, Virginia 24038-3948.

  The Annual Report to Shareholders, including the financial statements for the year ended October 31, 2001, reported upon by Deloitte & Touche LLP, is being mailed concurrently with this Proxy Statement, but should not be consid-ered proxy solicitation material.

  As of December 11, 2001, the Company had outstanding 10,912,188 shares of common stock, each of which is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on December 11, 2001, will be entitled to vote at the Annual Meeting or any adjournments thereof.

  A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in deter-mining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of December 11, 2001, information with re-spect to the known beneficial owners of more than five percent of the outstand-ing common stock of the Company. Unless otherwise noted in the footnotes to the table, the named beneficial owners have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

           Name and Address                        Number of Shares       Percent
            of Beneficial                            Beneficially           of
                Owner                                   Owned              Class
           ----------------                        ----------------       -------
The Bass Management Trust,                           697,500/1/            6.4%
Wesley Guylay Capital Management, L.P.
and Wesley Guylay Capital Management III, L.P.
c/o W. Robert Cotham
201 Main Street, Suite 2600
Fort Worth, TX 76102

Dimensional Fund Advisors Inc.                       819,799/2/            7.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Sarah Hancock McClain                                950,469               8.7%
3912 Bosworth Drive, S.W.
Roanoke, VA 24014

Artisan Partners Limited Partnership,              1,104,900/3/           10.1%
Artisan Investment Corporation,
Andrew A. Ziegler and Carlene Murphy
 Ziegler
1000 North Water Street, #1770
Milwaukee, WI 53202

--------

/1/ Information is based on a Schedule 13G, reporting sole voting and disposi-tive power as follows: The Bass Management Trust, 117,489 shares; Wesley Guylay Capital Management, L.P., 419,161 shares; and, Wesley Guylay Capital Management III, L.P., 160,850 shares.

/2/ Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor reg-istered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Invest-ment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as in-vestment advisor and investment manager, Dimensional possessed both voting and investment power over 819,799 shares as of September 30, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

/3/ Information is based on a Schedule 13G, filed on behalf of Artisan Partners
    Limited Partnership ("Artisan Partners"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Artisan Invest-ment Corporation ("Artisan Corp."), the General Partner of Artisan Part-ners, and Mr. Ziegler and Ms. Ziegler, the principal stockholders of Arti-san Corp., indicating shared voting and dispositive power of the reported shares.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth as of December 11, 2001, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each named executive officer, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with re-spect to all outstanding shares of common stock shown as beneficially owned by them.

      Name of Beneficial
      Owner and Number of              Shares of Common Stock               Percent
       Persons in Group                  Beneficially Owned                 of Class
      -------------------              ----------------------               --------
Frank A. Boxley                                155,700/1/                     1.4%
George B. Cartledge, Jr.                       103,792/2/                        *
Thomas J. Crawford                              47,322/3/                        *
Timothy R. Duke                                 23,000/4/                        *
Donald R. Higgins                               61,302/5/                        *
George W. Logan                                383,600/6/                     3.5%
Charles I. Lunsford, II                         20,245/7/                        *
John E. Morris                                  57,947/8/                        *
Thomas L. Robertson                             28,225/9/                        *
Donald G. Smith                                226,861/10/                    2.1%
Charles W. Steger                                  350                           *
Paul E. Torgersen                               22,500/11/                       *
John D. Wilson                                   4,486/12/                       *
All directors, nominees and
 executive officers as a group
 (13 persons)                                1,135,330/13/                  10.2%

--------

 *   Less than one percent.
 /1/ Includes 85,906 shares held in the name of Mr. Boxley's spouse and 3,000 shares which Mr. Boxley has the right to acquire through the exercise of stock options.
 /2/ Includes 1,264 shares held in the name of Mr. Cartledge's spouse, 2,528 shares held in custodian accounts for the benefit of Mr. Cartledge's children, 50,000 shares held by Grand Home Furnishings, Inc., of which Mr. Cartledge is Chairman, and 3,000 shares which Mr. Cartledge has the right to acquire through the exercise of stock options.
 /3/ Includes 23,000 shares which Mr. Crawford has the right to acquire through the exercise of stock options.
 /4/ Includes 19,000 shares which Mr. Duke has the right to acquire through the exercise of stock options.
 /5/ Includes 1,350 shares held in the name of Mr. Higgins' spouse and 24,300 shares which Mr. Higgins has the right to acquire through the exercise of stock options.
 /6/ Includes 600 shares held in the name of Mr. Logan's spouse, 22,500 shares held in a custodian account for the benefit of Mr. Logan's son, and 3,000 shares which Mr. Logan has the right to acquire through the exercise of stock options.
 /7/ Includes 3,000 shares which Mr. Lunsford has the right to acquire through the exercise of stock options.
 /8/ Includes 34,447 shares held in the name of Mr. Morris' spouse and 23,500 shares which Mr. Morris has the right to acquire through the exercise of stock options.
 /9/ Includes 3,000 shares which Mr. Robertson has the right to acquire through the exercise of stock options.
/10/ Includes 134 shares held in the name of Mr. Smith's spouse and 97,125 shares which Mr. Smith has the right to acquire through the exercise of stock options.

/11/ Includes 20,000 shares held in the name of Dr. Torgersen's spouse and 2,500 shares which Dr. Torgersen has the right to acquire through the ex-ercise of stock options.
/12/ Includes 3,000 shares which Dr. Wilson has the right to acquire through the exercise of stock options.
/13/ Includes 207,425 shares which directors and executive officers have the right to acquire through the exercise of stock options.

Proposal No. 1 ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class C di-rectors, Mr. Charles I. Lunsford, II, Dr. Paul E. Torgersen and Dr. John D. Wilson, expires at the 2002 Annual Meeting of Shareholders. The terms of the Class A and B directors expire in 2003 and 2004, respectively.

  Dr. Torgersen and Dr. Wilson will retire from the Board at the 2002 Annual Meeting. Mr. Lunsford has been nominated by the Board for reelection as a Class C director. Dr. Charles W. Steger has been nominated by the Board for election as a Class C director, to fill one of the vacancies created by the retirements of Dr. Torgersen and Dr. Wilson. At its meeting held on December 18, 2001, the Board of Directors amended the Company's Bylaws to decrease the number of directors from nine to eight, effective on the date of the Annual Meeting of Shareholders.

  It is the intention of the persons named as proxies, unless instructed oth-erwise, to vote for the election of each of the two nominees set forth below. All nominees have consented to being named as a nominee and have agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nomi-nees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. The Class C nominees will serve for a three-year term until the 2005 Annual Meeting and until their successors are elected and qualified.

  The Board of Directors recommends a vote FOR each of the nominees for Direc-tor.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

  The following information, including the principal occupation during the past five years, is given with respect to the directors and nominees for elec-tion to the Board at the 2002 Annual Meeting of Shareholders.

                   Name, Age, Principal Occupation                     Director
                   and Certain Other Directorships                      Since
                   -------------------------------                     --------

                         NOMINEES FOR DIRECTOR
                                CLASS C
                  (Serving until 2005 Annual Meeting)
Charles I. Lunsford, II (61). Retired since January, 1998; prior         1978
 thereto, Chairman, Chas. Lunsford Sons & Associates, a general insurance brokerage firm and agency.
Charles W. Steger (54). President, Virginia Polytechnic Institute and
 State University ("Virginia Tech") since January 2000; prior thereto, Vice President for Development and University Relations,
 Virginia Tech.

                          Name, Age, Principal Occupation                           Director
                          and Certain Other Directorships                            Since
                          -------------------------------                           --------


                     DIRECTORS CONTINUING IN OFFICE
                                CLASS A
                  (Serving until 2003 Annual Meeting)
George B. Cartledge, Jr. (60). Chairman, Grand Home Furnishings, Inc. ("Grand"), a    1991
 retailer of home and office furniture, since January 1999; prior thereto,
 President, Grand.
Thomas L. Robertson (58). Chairman, Carilion Biomedical Institute since 2000;         1992
 prior thereto, President and Chief Executive Officer, Carilion Health System, a
 regional provider of healthcare services. Director, RGC Resources, Inc.
Donald G. Smith (66). Chairman of the Board, President, Treasurer and Chief           1984
 Executive Officer of the Company. Director, American Electric Power Company, Inc.

                     DIRECTORS CONTINUING IN OFFICE
                                CLASS B
                  (Serving until 2004 Annual Meeting)
Frank A. Boxley (68). President, Southwest Construction, Inc., a general              1993
 contractor.
Timothy R. Duke (50). President and Chief Executive Officer, Steel of West            1999
 Virginia, Inc. ("SWVA"), a wholly-owned subsidiary of the Company, since July
 1997; President and Chief Operating Officer, SWVA, from October 1996 to July
 1997; prior thereto, Vice President, Treasurer and Chief Financial Officer, SWVA.
George W. Logan (56). Chairman, Valley Financial Corporation, a holding company       1997
 for Valley Bank, N.A., a general commercial and retail banking business.
 Director, Valley Financial Corporation.

                       BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

  The Board of Directors held twelve meetings during fiscal 2001. All direc-tors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.

Director Compensation

  Each director of the Company receives a $12,000 annual retainer plus $1,000 for each Board meeting attended. In addition, non-employee directors receive a fee of $750 for each committee meeting attended. Directors not residing in Ro-anoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings.

  On February 18, 1997, the Company implemented a Non-Employee Director Stock Option Plan (the "Director's Plan"). The total underlying shares issuable pur-suant to options granted to any individual non-employee director under the Di-rector's Plan is limited to a maximum of 3,000 shares, with a maximum aggre-gate of 25,000 shares issuable under the Director's Plan. Future non-employee directors are eligible for participation in the Director's Plan. At October 31, 2001, each current non-employee director has received options to purchase 3,000 shares of Company common stock at the fair market value on date of grant, with a term of ten years. To date, 24,000 shares of the maximum aggre-gate shares pursuant to options have been granted to non-employee directors.

Directors' Retirement Plan

  The Board adopted, effective as of January 24, 1989, an unfunded directors' retirement plan, whereby eligible directors of the Company will receive a monthly benefit following retirement from the Board. A director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant's years of service as a direc-tor of the Company, or such longer or shorter period as the Board may deter-mine. In all cases, payment of benefits will cease upon the death of the par-ticipant.

Committees of the Board

  The Board of Directors of the Company has standing Executive, Audit, Profit Sharing Plan and Compensation and Stock Option Committees. The respective mem-bership on and functions of such committees are set forth below. The Board has no standing Nominating Committee.

  The Executive Committee of the Board is composed of directors Smith (Chair-man), Cartledge and Robertson and retiring director Torgersen. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met twelve times in fiscal 2001.

  The Audit Committee of the Board is composed of directors Robertson (Chair-man) and Logan and retiring director Torgersen. The functions of the Audit Committee include reviewing the accounting principles and procedures employed by the Company, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company's system of internal controls, reviewing all related party transactions and recommending the selection of the indepen-dent public accountants. The Audit Committee met four times in fiscal 2001.

  The Profit Sharing Plan Committee of the Board is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees' Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met four times in fiscal 2001.

  The Compensation and Stock Option Committee of the Board is composed of di-rectors Cartledge (Chairman), Boxley and Lunsford and retiring director Wilson. The Committee meets as necessary to oversee the Company's compensation and benefit practices, recommend to the full Board the compensation arrange-ments for the Company's senior officers, administer the Company's executive compensation plans and administer and consider awards under the Company's Em-ployees' Stock Option Plan. The Compensation and Stock Option Committee met twice in fiscal 2001.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information for the fiscal years ended October 31, 2001, 2000 and 1999 concerning the compensation of the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual compensation and bonus in fiscal 2001 exceeded $100,000 (hereinafter referred to as the "Named Executive Officers").

Summary Compensation Table

                                                           Long Term
                                                          Compensation
                                                          ------------
                                 Annual Compensation/1/      Awards
                               -------------------------- ------------
                                                           Securities
                                                           Underlying   All Other
           Name and                                         Options    Compensation
      Principal Position       Year Salary($) Bonus($)/2/     (#)         ($)/4/
------------------------------ ---- --------- ----------- ------------ ------------
Donald G. Smith                2001  400,667    128,958      24,000        6,382
 Chairman, President,          2000  357,333    585,561      24,000       14,475
 Treasurer and CEO             1999  303,083    940,620      24,000       26,627

Donald R. Higgins              2001  164,667     40,299       6,000        4,662
 Vice President-Sales          2000  153,000    182,988       6,000       12,714
                               1999  138,000    293,944       6,000       24,807

John E. Morris                 2001  163,667     40,299       6,000        4,924
 Vice President-Finance        2000  152,000    182,988       6,000       12,946
 and Assistant Treasurer       1999  137,000    293,944       6,000       24,995

Thomas J. Crawford             2001  149,667     32,240       6,000        4,248
 Vice President Administration 2000  138,000    146,390       6,000       12,239
 and Corporate Secretary       1999  123,000    235,155       6,000       24,244

Timothy R. Duke/3/             2001  287,333     29,967       7,000          424
 President and CEO,            2000  265,667    185,319       7,000        8,712
 Steel of West Virginia, Inc.  1999  212,875    217,715       7,000      285,859

--------
/1/ None of the Named Executive Officers received perquisites or other per-sonal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.

/2/ Represents incentive compensation paid according to the incentive compen-sation program, as described in the Compensation and Stock Option Commit-tee Report on Executive Compensation.

/3/ Mr. Duke became executive officer upon his election to the Board of Direc-tors of the Company on January 19, 1999, pursuant to terms of the acquisi-tion of Steel of West Virginia, Inc., on December 16, 1998. Figures re-flect compensation since December 16, 1998.

/4/ Includes for 2001 (i) vested contributions from the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premi-ums, respectively, for the Named Executive Officers as follows: Mr. Smith, $3,614 and $2,768; Mr. Higgins, $3,598 and $1,064; Mr. Morris, $3,585 and
    $1,339; Mr. Crawford, $3,573 and $675; and Mr. Duke, $0 and $424.

  The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the fiscal year ended October 31, 2001.

                       Option Grants in Last Fiscal Year

                                                                         Grant Date
                                     Individual Grants                      Value
                    ---------------------------------------------------- -----------
                               % of Total
                    Number of   Options              Market
                    Securities Granted to Exercise  Price on
                    Underlying Employees   or Base   Date of             Grant Date
                     Options   in Fiscal  Price/1/    Grant   Expiration   Present
       Name         Granted(#)    Year    ($/Share) ($/Share)    Date    Value($)/2/
       ----         ---------- ---------- --------- --------- ---------- -----------
Donald G. Smith       24,000      21.3      9.61      11.31    1/17/06     95,791
Donald R. Higgins      6,000       5.3      9.61      11.31    1/17/06     23,948
John E. Morris         6,000       5.3      9.61      11.31    1/17/06     23,948
Thomas J. Crawford     6,000       5.3      9.61      11.31    1/17/06     23,948
Timothy R. Duke        7,000       6.2      9.61      11.31    1/17/06     27,939

--------
/1/The exercise price of the options granted is equal to 85% of the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire five years from the date of grant.

/2/Based on a grant date present value of $3.99 per option share, which was derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to forecast future appreciation of the Company's stock price. The Black-Scholes model was used with the following assumptions: market price on grant date of $11.31 per share; an option exercise date of January 17, 2006; a risk-free rate of return of 4.87%; a dividend yield of 3.02%; and expected volatility of 37.19%. No adjustments are made for risk of forfei-ture or non-transferability.


  The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the fiscal year ended October 31, 2001 and the value of unexercised options held by such persons on October 31, 2001.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                    Number of
                                                    Securites       Value of
                                                   Underlying      Unexercised
                                                   Unexercised    In-the-Money
                                                   Options at      Options at
                                                   FY-End (#)      FY-End ($)
                                                   -----------    ------------
                       Shares
                     Acquired on
                      Exercise        Value       Exercisable/    Exercisable/
       Name              (#)       Realized ($)   Unexercisable   Unexercisable
       ----          -----------   ------------   -------------   -------------
Donald G. Smith           --            --          97,125/0        54,960/0
Donald R. Higgins         --            --          24,300/0        13,740/0
John E. Morris            --            --          23,500/0        13,740/0
Thomas J. Crawford        --            --          23,000/0        13,740/0
Timothy R. Duke           --            --          19,000/0        16,030/0

Change in Control Arrangements

  On August 20, 1996, the Board of Directors adopted executive severance agreements designed to serve the best interests of the Company and its share-holders. The purpose of the agreements is (i) to insure that the shareholders' interest is protected during negotiations relating to possible business combi-nation transactions by placing the executives responsible for negotiations in an objective, impartial position; and (ii) to encourage key managers to remain with the Company to run the Company's business. All of the persons named in the Summary Compensation Table, except Mr. Duke, have executed executive sev-erance agreements, and, upon termination of their employment with the Company for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within three years of that change in control, would be entitled to benefits from the Company, including, but not limited to, (i) a cash payment in an amount equal to 2.99 times their respec-tive annual compensation; and (ii) continuation of their usual executive bene-fits for up to three years after termination.

  The executive severance agreements define a "change in control" as a trans-action that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K under the Securities Exchange Act of 1934, includ-ing, without limitation, (i) any person, entity or group becoming the benefi-cial owner, directly or indirectly, of the securities of the Company repre-senting 20% or more of the combined voting power of the Company, or (ii) the individuals who on the date of the executive severance agreement constitute the Board of Directors ceasing for any reason to constitute at least a major-ity of the Board unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least 75% of the incumbent directors then still in office.

   COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors, none of whom are el-igible to participate in any of the compensation plans administered by the Committee. The Committee is generally charged with overseeing the Company's compensation and benefit practices, making determinations regarding the award of stock options to the Company's executive officers and other employees under the Company's Employees' Stock Option Plan (the "Option Plan") and providing recommendations to the full Board on the salary, incentives and other compen-sation of the Company's senior officers.

  Compensation Program. The Company's executive compensation program is de-signed to attract and retain qualified executives, to support a longstanding internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and indi-vidual contributions which enhance the value of shareholders' investment in the Company. Compensation of the executive officers, including the Chief Exec-utive Officer, has been structured and administered so that a substantial com-ponent of total compensation is dependent upon, and directly related to, the Company's earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive com-pensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company's executive compensation program encourages executives to increase profitability and shareholder value.

  Base Salary. Base salaries for executive officers for 2001 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers other than the Chief Executive Officer is recom-mended to the Committee by the Chief Executive Officer, based on his evalua-tion of the executive's performance and contribution to the Company's overall results and current and projected economic conditions. The base salary recom-mendation for the Chief Executive Officer is determined separately by the Com-mittee after reviewing the Chief Executive Officer's performance, the overall results of the Company and the economic climate. In recommending the base sal-aries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and executive officers of other companies, as well as inflation and cost of living factors. The salaries of the Named Executive Officers are listed in the Summary Compensation Table. The following Named Executive Officers received increases in base salary in March 2001: Mr. Smith, $40,000; Mr. Higgins, $10,000; Mr. Morris, $10,000; Mr. Crawford, $10,000; and Mr. Duke, $20,000.

  Incentive Compensation Program. The Company's incentive compensation pro-gram, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profit-ability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, which will motivate executives to increase profitability and will reward exec-utives with respect to the Company's success. The emphasis on incentive com-pensation for executives is consistent with the pay-for-performance policy ap-plied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company or of Steel of West Virginia, Inc. ("SWVA"), may be distributed to Company officers. At Octo-ber 31, 2001, the incentive percentages being paid to Messrs. Smith, Higgins, Morris and Crawford totaled 3.75% of the consolidated monthly gross profits, before profit sharing and taxes, of the Company, and the incentive percentage being paid to Mr. Duke was 2.0% of the consolidated monthly gross profits, be-fore profit sharing and taxes, of SWVA. The percentage of incentive compensa-tion to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Offi-cer and are reviewed and approved by the Committee. Incentives earned by the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received no increase in incentive compensation per-centage in 2001.

  Stock Options. Stock options awarded under the Option Plan are used as in-centives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation and Stock Option Committee has sole responsibility for determining all awards of stock options under the Option Plan, including awards to the Company's executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. Under the Option Plan, the option price is 85% of the closing per share sales price of the Company's common stock on the date of grant. In awarding options to executive officers, the Compensation and Stock Option Com-mittee considers the factors set forth above, as well as the individual's cur-rent shareholdings in the Company. The Compensation and Stock Option Committee currently reviews and determines each year the frequency, timing, number, or size of option grants to executive officers and other employees of the Company.

  Compensation of the Chief Executive Officer. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company's emphasis on tying a substantial portion of executives' total compensation to the Company's per-formance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previ-ously, the base salary for the Chief Executive Officer increased by $40,000 in March, 2001, and the incentive compensation percentage did not change in 2001.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

George B. Cartledge, Jr., Chairman
Frank A. Boxley
Charles I. Lunsford, II
John D. Wilson

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is composed of three indepen-dent directors and operates under a written charter first adopted by the Board of Directors in December 1999. The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management is responsi-ble for the financial statements and the reporting process, including the sys-tem of internal controls. The independent auditors are responsible for ex-pressing an opinion on the conformity of the financial statements with gener-ally accepted accounting principles. The Committee monitors and oversees these processes. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

  The Committee has discussed with the independent auditors the matters re-quired to be discussed by Statement on Auditing Standards No. 61 (Communica-tion with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditor's independence from the Company and its man-agement, including the matters in the written disclosures and letter required by the Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), which have been received by the Committee.

  The Committee meets with the independent auditors, with and without manage-ment present, to discuss the results of their examination, the evaluation of the Company's internal controls and the overall quality of the Company's fi-nancial reporting.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financials be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE:

Thomas L. Robertson, Chairman
George W. Logan
Paul E. Torgersen

                               PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative to-tal returns on the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Iron and Steel Index (the "S&P Iron and Steel") for the five year period commencing on October 31, 1996 and ending on October 31, 2001. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on October 31, 1996 and the reinvestment of div-idends.

                                    [graph]

                   10/96    10/97   10/98  10/99   10/00   10/01
                   -----    -----   -----  -----   -----   -----
ROANOKE             100      144     164     186    119     146
S&P                 100      132     161     203    215     161
S&P IRON & STEEL    100      119      98      98     65      69

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's independent public accountants are selected annually by the Board upon recommendation of the Audit Committee. The public accounting firm of Deloitte & Touche LLP ("Deloitte") has been retained by the Company as the independent public accountants for fiscal year 2002. It is expected that a representative of that firm will be present at the shareholders' meeting and will have the opportunity to make a statement and respond to appropriate ques-tions.

Audit Fees

  The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's consolidated financial statements and review of the quarterly financial statements for the year ended October 31, 2001 were $220,000.

Financial Information Systems Design and Implementation Fees

  Deloitte did not render any professional services to the Company in fiscal 2001 for financial information systems design and implementation.

All Other Fees

  The aggregate fees billed by Deloitte for services rendered, other than services for the audit and quarterly reviews discussed under "Audit Fees" above, were $75,570. These other services were primarily for tax planning and consultation, assistance with the preparation of returns and other non-finan-cial statement audit services. The Audit Committee has considered whether the provision of these services is compatible with Deloitte maintaining its inde-pendence and has determined that the performance of these services did not ad-versely impact Deloitte's independence.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended for inclusion in the Company's proxy statement for the 2003 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Corporate Secretary, at its princi-pal executive offices, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, no later than August 28, 2002. The Company's Bylaws limit the business to be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of the Company so long as the shareholder gives the President of the Company written notice of the matter not less than sixty nor more than ninety days prior to the meeting. However, if less than seventy days notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholders will be considered timely if it is received by the close of business on the tenth day following the day on which such notice of the meeting was given or the public disclosure was made. Notice is deemed to have been given more than seventy days in advance of an annual meeting of shareholders if the annual meeting is called on the third Tuesday of February. The shareholder's written notice under this Bylaw provi-sion must include certain specified information concerning the proposal, and information as to the proponent's ownership of the Company common stock. Pro-posals not meeting these requirements will not be entertained at a sharehold-er's meeting.

                                 MISCELLANEOUS

  All properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the specifications contained thereon.

  The Board knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote in ac-cordance with their judgment upon such matter.

                                       By Order of the Board of Directors

                                       /s/ Thomas J. Crawford
                                       Thomas J. Crawford
                                       Vice President Administration
                                       and Secretary

                      ROANOKE ELECTRIC STEEL CORPORATION

                   Proxy for Annual Meeting of Shareholders
                               February 19, 2002

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Donald G. Smith, John E. Morris and Thomas J. Crawford, or any of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of said Corporation to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on February 19, 2002, at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

--------------------------------------------------------------------------------
  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Please sign exactly as your name(s) appear(s) on the books of the company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED? If so, print new address below:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------
  ROANOKE ELECTRIC STEEL CORPORATION
--------------------------------------       1. To elect two Class C directors to serve until the        For All    With-    For All
                                                Annual Meeting of Shareholders in 2005 and, in          Nominees    hold      Except
Mark box at right if an address change  [_]     the case of each director, until his successor is         [_]        [_]        [_]
has been noted on the reverse side of           duly elected and qualified.
this card.
                                                Nominees:
                                                 (01) Charles I. Lunsford, II
                                                 (02) Charles W. Steger

                                                NOTE: If you do not wish your shares voted "For" a particular nominee, mark the
CONTROL NUMBER:                                 "For All Except" box and strike a line through the name(s) of the nominee(s).
RECORD DATE SHARES:                             Your shares will be voted for the remaining nominee(s).

                                             2. In their discretion, upon such other matters as may properly come before the meeting and any adjournments thereof.


                                                The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy
                                                Statement dated December 26, 2001.

                                                Unless otherwise indicated hereon, all shares shall be voted for the election of directors.

     Please be sure to sign     ------------
     and date this Proxy.       Date            Your shares cannot be voted unless you sign, date and return this Proxy.
--------------------------------------------


------Shareholder sign here--------Co-owner-
                                   sign here